As filed with the Securities and Exchange Commission on May 4, 2007
Registration No. 333-75767

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

Registration Statement

Under

The Securities Act of 1933

Illinois Tool Works Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	36-1258310 (I.R.S. Employer Identification No.)
3600 WEST LAKE AVENUE GLENVIEW, ILLINOIS 60026-1215 (Address of Principal Executive Offices, including Zip Code)

ILLINOIS TOOL WORKS INC. Non-Officer Directors' Fee Conversion Plan

(Full title of the plan)

James H. Wooten, Jr.
Senior Vice President, General Counsel & Corporate Secretary
Illinois Tool Works Inc.
3600 West Lake Avenue
Glenview, Illinois 60026-1215
(Name and address of agent for service)

(847) 724-7500
(Telephone number, including area code, of agent for service)

With a copy to:

Edward Spacapan, Jr.
Schiff Hardin LLP
6600 Sears Tower
Chicago, Illinois 60606
(312) 258-5500
________________________________

EXPLANATORY NOTE

Illinois Tool Works Inc. (the “Registrant”) filed a Registration Statement on Form S-8 on April 6, 1999 (File No. 333-75767) which registered 50,000 shares of common stock, par value $.01 per share (“Common Stock”), of the Registrant reserved for issuance pursuant to the Illinois Tool Works Inc. Non-Officer Directors’ Fee Conversion Plan (the “Fee Conversion Plan”).

On February 10, 2006, the Registrant’s Board of Directors approved, subject to stockholder approval, the incorporation by merger of the non-deferral provisions of the Fee Conversion Plan into the Illinois Tool Works Inc. 2006 Stock Incentive Plan (the “Stock Incentive Plan”). The Stock Incentive Plan was approved by the Registrant’s stockholders at its Annual Meeting of Stockholders on May 5, 2006.

On May 4, 2007, the Registrant’s Board of Directors authorized the filing of this Post-Effective Amendment No. 1 to the Registration Statement to deregister an aggregate of 38,544 shares of Common Stock previously reserved for issuance under the Fee Conversion Plan. All of the 38,544 shares deregistered by this Post-Effective Amendment No. 1 are concurrently being registered on a registration statement on Form S-8 for the Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Post-Effective Amendment No. 1 to Form S-8 Registration Statement and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 4, 2007.

ILLINOIS TOOL WORKS INC.

By:	/s/ James H. Wooten, Jr.

James H. Wooten, Jr.,

Senior Vice President, General Counsel & Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated on May 4, 2007.

SIGNATURE	TITLE

/s/ David B. Speer	Chairman & Chief Executive Officer & Director
David B. Speer	(Principal Executive Officer)

/s/ Ronald D. Kropp	Senior Vice President & Chief Financial Officer
Ronald D. Kropp	(Principal Financial & Accounting Officer)

/s/ William F. Aldinger	Director

William F. Aldinger

/s/ Michael J. Birck	Director

Michael J. Birck

/s/ Marvin D. Brailsford	Director

Marvin D. Brailsford

/s/ Susan Crown	Director

Susan Crown

/s/ Don H. Davis, Jr.	Director

Don H. Davis, Jr.

/s/ Robert C. McCormack	Director

Robert C. McCormack

/s/ Robert S. Morrison	Director

Robert S. Morrison

/s/ James A. Skinner	Director

James A. Skinner

/s/ Harold B. Smith	Director

Harold B. Smith